EXHIBIT 4.4

LORILLARD TOBACCO COMPANY,
as Issuer
LORILLARD, INC.,
as Guarantor
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee,

INDENTURE
Dated as of [          ], 2009

Debt Securities

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-ii-

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Page
ARTICLE TWELVE

SINKING FUNDS

SECTION 1201 Applicability of This Article	54
SECTION 1202 Satisfaction of Sinking Fund Payments With Securities	54
SECTION 1203 Redemption of Securities for Sinking Fund	54

ARTICLE THIRTEEN

GUARANTEES OF SECURITIES

SECTION 1301 Guarantee	55
SECTION 1302 Execution and Delivery of Indenture and Guarantee Agreement	55

EXHIBIT A — Form of Note
EXHIBIT B — Form of Guarantee Agreement

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LORILLARD TOBACCO COMPANY
     Reconciliation and tie showing the location in the Indenture, dated as of [         ], 2009 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended.

TIA		Indenture
Section		Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608 and 610(d)
	(c)	Not Applicable
§311	(a)	613
	(b)	613
	(c)	Not Applicable
§312	(a)	701 and 702(a)
	(b)	702(b)
	(c)	702(c)
§313	(a)	703(a)
	(b)	703(a)
	(c)	703(a)
	(d)	703(b)
§314	(a)	704 and 1005
	(b)	Not Applicable
	(c)	102
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§315	(a)	601(a)
	(b)	602, 703(a) and 106
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(a)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
§316	(a)	101
	(a)(1)(A)	502 and 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	Not Applicable
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	107
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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     This is an INDENTURE, dated as of [          ], 2009, among LORILLARD TOBACCO COMPANY, a corporation duly incorporated and existing under the laws of the Delaware and having its principal office at 714 Green Valley Road, Greensboro, North Carolina 27408 (hereinafter called the “Company”), LORILLARD, INC., a corporation duly incorporated and existing under the laws of the Delaware and the parent company of the Company and having its principal office at 714 Green Valley Road, Greensboro, North Carolina 27408 (hereinafter called the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
     The Company deems it desirable to issue from time to time for its lawful purposes securities (hereinafter called the “Securities”) evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided.
     Because the Securities may have the benefit of the unconditional guarantee by the Guarantor to pay the principal of, and premium, if any, and interest, if any, on such Securities, according to the terms of the Securities and as more fully described herein, the Guarantor has duly authorized the execution and delivery of this Indenture.
     All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          SECTION 101 Definitions.
     For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation;
     (4) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture; and

     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     Certain terms, used principally in Article Three and Article Four, are defined in those Articles.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” means any Person authorized to authenticate and deliver Securities on behalf of the Trustee for the Securities of any series pursuant to Section 614.
     “Authorized Newspapers” means a newspaper customarily published in an official language of the country of publication or in the English language at least once a day for at least five days in each calendar week and of general circulation in The City of New York and in such city or cities specified pursuant to Section 301 with respect to the Securities of any series. Where successive publications are required to be made in Authorized Newspapers, such successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.
     “Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.
     “Board Resolution” means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the Board of Directors shall have duly delegated its authority for the purpose specified therein, and delivered to the Trustee for the Securities of any series.
     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Securities not denominated in Dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign Currency or currency unit or, if the Foreign Currency or currency unit is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET or TARGET2) system is open; provided, further, that, with respect to LIBOR Securities, the day is also a London Business Day.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.
     “Certificate of a Firm of Independent Public Accountants” means a certificate signed by any firm of independent public accountants of recognized standing selected by the Company. The term “independent” when used with respect to any specified firm of public accountants means such a firm which (1) is in fact independent within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities of any series or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular independent accountants employed by the Company. Whenever it is herein provided that any Certificate of a Firm of Independent Public Accountants shall be furnished to the Trustee for Securities of any series, such Certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.
     “Clearstream” means Clearstream Banking S.A., or its successor.
     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by (1) its Chairman of the Board, a Vice Chairman of the Board, a President or a Vice President (or any Person or the Guarantor, as the case may be, designated by one of them in writing as authorized to execute and deliver Company Requests and Company Orders) and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, or (2) by any two Persons designated in a Company Order previously delivered to the Trustee for Securities of any series by any two of the foregoing officers and delivered to the Trustee for Securities of any series.
     “Component Currency” has the meaning specified in Section 311(d).
     “Consolidated Capitalization” means the total of all the assets appearing on the most recent quarterly or annual consolidated balance sheet of the Guarantor and its consolidated Subsidiaries, less the following:
     (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and
     (b) deferred income tax liabilities appearing on such consolidated balance sheet.
     “Consolidated Net Tangible Assets” means the excess over current liabilities of all assets appearing on the most recent quarterly or annual consolidated balance sheet of the Guarantor and its consolidated Subsidiaries less goodwill and other intangible assets and the minority interests of others in Subsidiaries.
     “Conversion Event” means, in the good faith judgment of the Company, the unavailability of any Foreign Currency or currency unit due to the imposition of exchange controls or other circumstances beyond the Company’s control.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 10161 Centurion Parkway, Jacksonville, FL 32256, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” includes corporations, limited liability companies, companies and business trusts.

     “Currency Determination Agent”, with respect to Securities of any series, means, unless otherwise specified in the Securities of any series, a New York Clearing House bank designated pursuant to Section 301 or 312, provided that The Bank of New York Mellon Trust Company, N.A. shall not be appointed Currency Determination Agent without its express prior written consent.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person. “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.
     “Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     “DTC” means The Depository Trust Company, New York, New York, or its successors.
     “Euro” means the single currency of the participating member states of the European Union as defined under EC Regulation 1103/97 adopted under Article 235 of the Treaty on European Union and under EC Regulation 974/98 adopted under Article 1091(4) of the Treaty on European Union or any successor European legislation from time to time.
     “Euroclear” means Euroclear Bank, S.A./N.V., or its successor.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
     “Foreign Currency” means a currency issued and actively maintained as a country’s recognized unit of domestic exchange by the government of any country other than the United States, and such term shall include the Euro and any other such currency reasonably acceptable to the Trustee.
     “Global Securities” means Securities in global form.
     “Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable (except as provided in Section 311(c), such obligations shall be issued in the currency or currency unit in which such Securities are payable as a result of a Conversion Event) or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable (except as provided in Section 311(c), such obligations shall be issued in the currency or currency unit in which such Securities are payable as a result of a Conversion Event), the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.
     “Guarantee” has the meaning specified in Section 1301.
     “Guarantee Agreement” has the meaning specified in Section 1301.
     “Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument (i) until released pursuant to the provisions of this Indenture or (ii) until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean that successor Person until released pursuant to the provisions of this Indenture.

     “Holder”, when used with respect to any Security, means the Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of a particular series of Securities established as contemplated by Section 301.
     “Indexed Security” means any Security as to which the amount of payments of principal, premium, if any, and/or interest, if any, due thereon is determined with reference to the rate of exchange between the currency or currency unit in which the Security is denominated and any other specified currency or currency unit, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in accordance with Section 301.
     “interest”, when used with respect to an OID Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
     “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Issue Date” means the date on which the Securities of a particular series are originally issued under this Indenture.
     “Judgment Date” has the meaning specified in Section 515.
     “LIBOR” means, with respect to any LIBOR Security, the rate specified as LIBOR for such series of Securities in accordance with Section 301.
     “LIBOR Currency” means the currency specified pursuant to Section 301 as to which LIBOR will be calculated or, if no currency is specified pursuant to Section 301, Dollars.
     “LIBOR Security” means any Security which bears interest at a floating rate calculated with reference to LIBOR.
     “London Business Day” means, with respect to any LIBOR Security, a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.
     “Market Exchange Rate” with respect to any Foreign Currency or currency unit on any date means, unless otherwise specified in accordance with Section 301, the noon buying rate in The City of New York for cable transfers in such Foreign Currency or currency unit as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency or currency unit.
     “Maturity”, when used with respect to any Security, means the date on which the principal (or, if the context so requires, in the case of an OID Security, a lesser amount or, in the case of an Indexed Security, an amount determined in accordance with the specified terms of that Security) of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund or otherwise.
     “Notice of Default” has the meaning specified in Section 501(3).
     “Officers’ Certificate” means a certificate signed by any Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President” ), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, and delivered to the Trustee for the Securities of any series.
     “OID Security” means a Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
     “Opinion of Counsel” means, a written opinion of independent legal counsel of recognized standing and, for all other purposes hereof, means a written opinion of counsel satisfactory to the Trustee, who may be an employee of or counsel to the Company or the Guarantor, as the case may be.
     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (1) Securities theretofore canceled by the Trustee for such Securities or delivered to such Trustee for cancellation;
     (2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and
     (3) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Securities that any such Securities are held by bona fide holders in due course;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Company has so notified a Responsible Officer of such Trustee in writing are so owned shall be so disregarded; Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; (b) the principal amount of an OID Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 502; and (c) the principal amount of a Security denominated in a Foreign Currency or currency unit that shall be deemed to be outstanding for such purposes shall be determined in accordance with Section 115 if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301.
     “Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of, and premium, if any, and interest, if any, on any Securities of any series on behalf of the Company.
     “Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, limited liability company, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

     “Place of Payment”, when used with respect to the Securities of any particular series, means the place or places where the principal of, premium, if any, and interest, if any, on the Securities of that series are payable, as contemplated by Section 301.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Principal Facility” has the meaning specified in Section 1007.
     “Principal Financial Center” means, unless otherwise specified in accordance with Section 301:
     (1) the capital city of the country issuing the Foreign Currency or currency unit, except that with respect to Dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Johannesburg and Zurich, respectively; or
     (2) the capital city of the country to which the LIBOR Currency relates, except that with respect to Dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Toronto, Frankfurt, Johannesburg and Zurich, respectively.
     “Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means, unless otherwise specified in such Security an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof and premium, if any, thereon, together with accrued interest, if any, to the Redemption Date.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 301.
     “Responsible Officer”, when used with respect to the Trustee for any series of Securities, means any officer within the corporate trust department of such Trustee including any vice president, assistant vice president, assistant treasurer or trust officer with direct responsibilities for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Securities” has the meaning set forth in the Recitals hereto and more particularly means any Securities authenticated and delivered under this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     A “series” of Securities means all Securities bearing the same title and identified as part of a single series.
     “Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee for such series pursuant to Section 307.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means any corporation, limited or general partnership, limited liability company, trust association or other business entity of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees (without regard to the occurrence of any contingency) thereof is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.
     “Substitute Date” has the meaning specified in Section 515.
     “Successor Entity” means a corporation in the case of the Guarantor and a corporation, limited partnership, limited liability company in the case of the Company which succeeds to the obligations of the Guarantor or the Company, as the case may be, under this Indenture in compliance with Article Eight hereof.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date,
     “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.
     “United States” means, unless otherwise specified with respect to Securities of any series, the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).
     “Yield to Maturity”, when used with respect to any OID Security, means the yield to maturity, if any, set forth on the face thereof.
          SECTION 102 Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee for any series of Securities to take any action under any provision of this Indenture, the Company shall furnish to such Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
     Every certificate (other than certificates provided pursuant to Section 1005) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous.
     Any such certificate, representation or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 104 Acts of Holders; Record Dates.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by one or more agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee for the appropriate series of Securities and the Company or the Guarantor and any agent of such Trustee or the Company or the Guarantor, if made in the manner provided in this Section.
     The Company may at its discretion set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, but the Company shall have no obligation to do so. If not set by the Company prior to the first solicitation of Holders of Securities of a particular series made by any Person in respect of any such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. Upon the fixing of such a record date those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

          (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of Securities deems sufficient.
          (d) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.
          (e) Subject to Section 115, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of an OID Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee for such Securities.
          (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Security Registrar, any Paying Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.
          SECTION 105 Notices, Etc., to Trustee and the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (a) the Trustee for a series of Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, to or with such Trustee at The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, FL 32256], Attention: Corporate Trust Administration, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid, to the Trustee addressed to it as provided above, or
     (b) the Company and the Guarantor by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3), (4) and (5) of Section 501) if furnished in writing and mailed, first class postage prepaid, addressed to the Company and the Guarantor, at the address of their respective principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company or the Guarantor, as applicable, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company or the Guarantor, as applicable, with a copy mailed, first class postage prepaid, to the Company and the Guarantor, addressed to it as provided above.
     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
          SECTION 106 Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Securities if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his or her physical address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

     In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Trustee for such Securities shall constitute sufficient notice to such Holders.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          SECTION 107 Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
          SECTION 108 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 109 Successors and Assigns.
     All covenants and agreements in this Indenture by each of the Company, the Guarantor and the Trustee shall bind their respective successors and assigns, whether so expressed or not.
          SECTION 110 Separability Clause.
     If any provision in this Indenture or in the Securities or the Guarantee (in the case of Guaranteed Securities) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 111 Benefits of Indenture.
     Nothing in this Indenture or in the Securities or the Guarantee (in the case of Guaranteed Securities), express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 112 Governing Law; Waiver of Jury Trial.
     This Indenture, the Securities and, if issued, the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
     EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 113 Non-Business Day.
     Unless otherwise stated with respect to Securities of any series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities or the Guarantee (in the case of Guaranteed Securities)) payment of principal, and premium, if any, and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment.
          SECTION 114 Immunity of Incorporators, Stockholders, Officers and Directors.
     No recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or indirectly through the Company or any successor corporation, or of the Guarantor or the Guarantor or of any successor corporation, either directly or indirectly through the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture, all the Securities of each series and the Guarantee Agreement are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, or of the Guarantor or of any successor corporation, either directly or indirectly through the Guarantor or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture, in any of the Securities of any series or in any Guarantee Agreement, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and any Guarantee Agreement, and the issuance of the Securities of each series.
          SECTION 115 Certain Matters Relating to Currencies.
     Subject to Section 311, each reference to any currency or currency unit in any Security, or in the Board Resolution or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.
     The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.
     Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in a Foreign Currency or currency unit, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee in writing by the Currency Determination Agent for such Foreign Currency or currency unit into Dollars as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to such Trustee.
          SECTION 116 Language of Notices, Etc.
     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country of publication.

          SECTION 117 Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          SECTION 118 USA PATRIOT Act.
     The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
ARTICLE TWO
SECURITY FORMS
          SECTION 201 Forms of Securities.
     The Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution and initially in the Form of Exhibit A (which shall be incorporated by reference in, and a part of, this Indenture), in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. If temporary Securities of any series are issued in global form as permitted by Section 304, the form thereof shall be established as provided in the preceding sentence.
     Prior to the delivery of a Security of any series in any such form to the Trustee for the Securities of such series for authentication, the Company shall deliver to such Trustee the following:
     (a) the Board Resolution by or pursuant to which such form of Security has been approved and, if applicable, the supplemental indenture by or pursuant to which such form of Security has been approved;
     (b) an Officers’ Certificate dated the date such Certificate is delivered to such Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and
     (c) an Opinion of Counsel stating (i) that such form has been established in conformity with the provisions of this Indenture; (ii) that such terms have been established in conformity with the provisions of this Indenture; and (iii) that Securities in such form, when (A) completed by appropriate insertions and executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, (B) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and (C) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to the effects of applicable bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency and other similar laws generally affecting creditors’ rights, to general equitable principles, to an implied covenant of good faith and fair dealing and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.
     The definitive Securities, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof.
          SECTION 202 Form of Trustee’s Certificate of Authentication.
     The Trustees’ certificate of authentication on all Securities shall be in substantially the following form:
     “This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory”

          SECTION 203 Securities in Global Form.
     If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security. Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.
     Global Securities may be issued in registered form and in either temporary or permanent form.
ARTICLE THREE
THE SECURITIES
          SECTION 301 Title; Payment and Terms.
     The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.
     The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution. There shall be established in one or more Board Resolutions or pursuant to one or more Board Resolutions and, subject to Section 303, set forth in, or determined in the manner provided in an Officers’ Certificate of the Company, prior to the issuance of Securities of any series all or any of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of that series and set forth in the Securities of that series when issued from time to time):
     (1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities);
     (2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Sections 304, 305, 306, 906 or 1107);
     (3) the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);
     (4) the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;
     (5) the place or places where, subject to the provisions of Section 1002, the principal of, and premium, if any, and interest, if any, on Securities of that series shall be payable, any Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;
     (6) the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Company, and any remarketing arrangements with respect to the Securities of that series;
     (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
     (8) if the currency in which the Securities of that series shall be issuable is Dollars, the denominations in which any Securities of that series shall be issuable, only in denominations of $2,000 and integral multiples of $1,000 therof;
     (9) if other than the entire principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502;
     (10) any Events of Default and covenants of the Company or the Guarantor with respect to the Securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;
     (11) if a Person other than The Bank of New York Mellon Trust Company, N.A. is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;
     (12) if other than Dollars, the currency or currency unit in which payment of the principal of, and premium, if any, and interest, if any, on the Securities of that series shall be made or in which the Securities of that series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 311;
     (13) if the principal of, and premium, if any, and interest, if any, on the Securities of that series are to be payable, at the election of the Company or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with, the provisions of Section 311, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;
     (14) the designation of the original Currency Determination Agent, if any;
     (15) if the Securities of such series are issuable as Indexed Securities, the manner in which the amount of payments of principal of, and premium, if any, and interest, if any, on that series shall be determined;
     (16) if the Securities of that series do not bear interest, the applicable dates for purposes of Section 701;
     (17) if other than as set forth in Article Four, provisions for the satisfaction and discharge of this Indenture with respect to the Securities of that series;
     (18) the date as of which any Global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;
     (19) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary, if any, for such Global Security or Securities, whether such global form shall be permanent or temporary;
     (20) if Securities of the series are to be issuable initially in the form of a temporary Global Security, the circumstances under which the temporary Global Security can be exchanged for definitive Securities and whether the definitive Securities will be in global form;
     (21) whether the Securities of the series will be convertible or exchangeable into other securities of the Company or another Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;
     (22) whether Securities of the series are entitled to the benefits of any Guarantee of the Guarantor pursuant to Article Thirteen of this Indenture, and if so, the terms and conditions of such guarantee;
     (23) the form of the Securities of the series; and
     (24) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Securities of any particular series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolution relating thereto. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in a Board Resolution. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.
          SECTION 302 Denominations and Currencies.
     Unless otherwise provided with respect to any series of Securities as contemplated by Section 301, any Securities of a series shall be issuable only in denominations of $2,000 and integral multiples of $1,000 or the equivalent amount thereof as determined by the Company in the case of Securities denominated in a Foreign Currency or currency unit.
          SECTION 303 Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, or one or more of its Presidents or Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If all the Securities of any one series are not to be issued at one time and if a Board Resolution relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.
     Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 201 at or prior to the time of authentication of each Security of such series if such document is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or on its behalf pursuant to Section 614, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.
     In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.
          SECTION 304 Temporary Securities and Exchange of Securities.
     Pending the preparation of definitive Securities of any particular series, the Company may execute, and upon receipt of a Company Order the Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 303, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, with like terms and conditions as the definitive Securities of like series in lieu of which they are issued in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such

Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.
     Except in the case of temporary Securities in global form (which shall be exchanged only in accordance with the provisions thereof), if temporary Securities of any particular series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series, at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Security of such series) the Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and of a like Stated Maturity and with like terms and provisions. Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder.
     Any temporary Global Security and any permanent Global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 301.
          SECTION 305 Registration, Registration of Transfer and Exchange.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee for the Securities of each series is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities of such series as herein provided.
     Upon surrender for registration of transfer of any Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.
     At the option of the Holder, Securities of any particular series may be exchanged for other Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     Notwithstanding any other provision of this Section or Section 304, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     If at any time the Depositary for Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities for such series. If (i) a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company delivers to the Trustee for Securities of such series in registered form a Company Order stating that the Securities of such series shall be exchangeable, or (iii) an Event of Default under Section 501 hereof has occurred and is continuing with respect to the Securities of such series, the Company’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
     If specified by the Company pursuant to Section 301 with respect to a series of Securities in registered form, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
     Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in definitive form in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Security to the persons in whose names such Securities are so registered.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the Holder thereof or his or her attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906 or 1107 not involving any transfer.
     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1104 and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part.
     Furthermore, notwithstanding any other provision of this Section 305, the Company will not be required to exchange any Securities if, as a result of the exchange, the Company would suffer adverse consequences under any United States law or regulation.

          SECTION 306 Mutilated, Destroyed, Lost and Stolen Securities.
     If (i) any mutilated Security is surrendered to the Trustee for such Security or the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Security has been acquired by a “protected purchaser” (as defined in Article 8 of the New York Uniform Commercial Code), the Company shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.
     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and each such new Security shall be at any time enforceable by anyone, and each such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 307 Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.
     Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer or other electronic means to an account maintained by the payee with a bank located inside the United States.
     Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Securities of any series, whether having identical or different terms and provisions, having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Securities of such series at least 15 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee for the Securities of such series shall remain in effect until revoked by the Holder.
     Unless otherwise provided or contemplated by Section 301, every permanent Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of DTC or Euroclear and Clearstream, as applicable with respect to that portion of such permanent Global Security held for its account by the Depositary.

Each of DTC, Euroclear and Clearstream will in such circumstances credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
     Any interest on any Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee for the Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his or her address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.
     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
          SECTION 308 Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee for such Security and any agent of the Company or such Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and premium, if any, and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, such Trustee or any agent of the Company or such Trustee shall be affected by notice to the contrary.
     None of the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          SECTION 309 Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Securities, be delivered to such Trustee and shall be promptly canceled by it in its customary manner. The Company may at any time deliver to the Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by such Trustee in its customary manner. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for such Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Trustee shall be promptly canceled by it in its customary manner. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee for such Securities shall be disposed of by such Trustee in accordance with its standard procedures and, upon the Company’s written request, a certificate of disposition evidencing such disposition of Securities shall be provided to the Company by such Trustee.
          SECTION 310 Computation of Interest.
     Except as otherwise specified as contemplated by Section 301 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
          SECTION 311 Currency and Manner of Payments in Respect of Securities.
     Unless otherwise specified in accordance with Section 301 with respect to any series of Securities, the following provisions shall apply:
     (a) Except as provided in paragraph (c) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the currency or currency unit in which such Security is payable.
     (b) With respect to any Securities of any series denominated in a Foreign Currency or currency unit and payable in Dollars, the amount of Dollars so payable will be determined by the Currency Determination Agent based on the indicative quotation in The City of New York selected by the Currency Determination Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of Dollars on conversion of Foreign Currency or currency units. Such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service, for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Reuters Foreign Exchange Service, as the case may be, shall be used. If such quotations are unavailable from either such foreign exchange service, such selection shall be made from the quotations received by the Currency Determination Agent from no more than three nor less than two recognized foreign exchange dealers in The City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Foreign Currency or currency unit payable on such payment date in respect of all Securities denominated in such Foreign Currency or currency unit and for which the applicable dealer commits to execute a contract. If fewer than two such bid quotations are available at 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, payments shall be made in the Foreign Currency or currency unit.

     (c) If a Conversion Event occurs with respect to a Foreign Currency or currency unit in which Securities of any series are payable, then with respect to each date for the payment of principal of, and premium, if any, and interest on the Securities of that series occurring after the last date on which such Foreign Currency or currency unit was used, the Company may make such payment in Dollars. The Dollar amount to be paid by the Company to the Trustee for the Securities of such series and by such Trustee or any Paying Agent for the Securities of such series to the Holders of such Securities with respect to such payment date shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate as of the second Business Day preceding the applicable payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise established pursuant to Section 301 with respect to such Notes. Any payment in respect of such Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.
     (d) For purposes of this Indenture the following term shall have the following meaning:
     A “Component Currency” shall mean any currency which is a component currency of any currency unit.
     (e) Notwithstanding any other provisions of this Section 311, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such a single currency, (iii) if any Component Currency is divided into two or more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division and (iv) in the event of an official redenomination of any currency (including, without limitation, a currency unit), the obligations of the Company to make payments in or with reference to such currency on the Securities of any series shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.
     (f) All determinations referred to in this Section 311 made by the Currency Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Holders of the applicable Securities. The Currency Determination Agent shall promptly give written notice to the Trustee for the Securities of such series of any such decision or determination. The Currency Determination Agent shall promptly give written notice to the Trustee of any such decision or determination. The Currency Determination Agent shall have no liability for any determinations referred to in this Section 311 made by it in the absence of willful misconduct, bad faith or gross negligence.
     (g) The Trustee for the Securities of a particular series shall be fully justified and protected in conclusively relying and acting upon information received by it from the Company and the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 311 and shall not otherwise have any duty or obligation to determine such information independently.
          SECTION 312 Appointment and Resignation of Currency Determination Agent.
          (a) If and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company shall maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Company shall cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal, and premium, if any, and interest, if any, pursuant to Section 311.

          (b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Currency Determination Agent.
          (c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).
          SECTION 313 CUSIP and ISIN Numbers.
     The Company in issuing any series of the Securities may use “CUSIP” and “ISIN” numbers, in each case if then generally in use, and thereafter with respect to such series, the Trustee for the Securities of such series may use such numbers in any notice of redemption or exchange with respect to such series, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of that series or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities of that series, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE FOUR
DEFEASANCE; SATISFACTION AND DISCHARGE
          SECTION 401 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, with respect to the Securities of any series, unless otherwise specified pursuant to Section 301 with respect to a particular series of Securities, elect to have either Section 402 or 403 be applied to all of the Outstanding Securities of that series upon compliance with the conditions set forth below in this Article Four.
          SECTION 402 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 401 of the option applicable to this Section 402, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities of the particular series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the Outstanding Securities of that series and the Securities of that series shall thereafter be deemed to be “outstanding” only for the purposes of Section 406, Section 408 and the other Sections of this Indenture referred to below in this Section 402, and to have satisfied all of its other obligations under such Securities and this Indenture and cured all then existing Events of Default (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of the particular series to receive payments in respect of principal of, and premium, if any, and interest, if any, on such Securities when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company’s obligations with respect to such Securities concerning issuing temporary Securities of that series, or, where relevant, registration of such Securities, mutilated, destroyed, lost or stolen Securities of that series and the maintenance of an office or agency for payment and money for Security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee for the Securities of that series, and the Company’s obligations in connection therewith; and (d) this Article Four and the obligations set forth in Section 406 hereof.

     Subject to compliance with this Article Four, the Company may exercise its option under Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities of a particular series.
          SECTION 403 Covenant Defeasance.
     Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from any obligations under the covenants contained in Sections 704, 801, 1007 and 1008 hereof with respect to the Outstanding Securities of the particular series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of that series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under subsection 501(3) but, except as specified above, the remainder of this Indenture and the Securities of that series shall be unaffected thereby.
          SECTION 404 Conditions to Legal or Covenant Defeasance.
     The following shall be the conditions to the application of either Section 402 or Section 403 to the outstanding Securities of a particular series:
     (a) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee for the Securities of that series, in trust, for the benefit of the Holders of the Securities of that series, cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 301 for the Securities of that series and except as provided in Section 311(c), in which case the deposit to be made with respect to Securities for which a Conversion Event has occurred as provided in Section 311(c), shall be made in the currency or currency unit in which the Securities of that series are payable as a result of a Conversion Event), Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay principal, and premium, if any, and interest, if any, due on the outstanding Securities of that series at the Stated Maturity, or on the applicable Redemption Date, as the case may be, with respect to the outstanding Securities of that series;
     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, and that, as a result of such ruling or change in law, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit after giving effect to such Legal Defeasance or Covenant Defeasance and no Event of Default under Section 501(4) or Section 501(5) shall have occurred and be continuing on the 91st day after such date;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound; and
     (f) the Company shall have delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
          SECTION 405 Satisfaction and Discharge of Indenture.
     This Indenture will be discharged and will cease to be of further effect as to all Securities of any particular series issued hereunder when either (i) all Securities of that series theretofore authenticated and delivered (except (A) lost, stolen or destroyed Securities of such series which have been replaced or paid as provided in Section 306 and (B) Securities of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to the Trustee for the Securities of that series for cancellation or (ii) (A) all Securities of that series not theretofore delivered to Trustee for cancellation are due and payable by their terms within one year or have become due and payable by reason of the making of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c), in which case the deposit to be made with respect to Securities for which or a Conversion Event has occurred as provided in Section 311(c), shall be made in the currency or currency unit in which such Securities are payable as a result of a Conversion Event) sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for the Securities of that series for cancellation of principal, and premium, if any, and accrued and unpaid interest, if any, to the Stated Maturity or Redemption Date, as the case may be; and (B) the Company has delivered irrevocable instructions to the Trustee for the Securities of that series under this Indenture to apply the deposited money toward the payment of such Securities at the Stated Maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for the Securities of that series stating that all conditions precedent to satisfaction and discharge have been satisfied.
          SECTION 406 Survival of Certain Obligations.
     Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of a particular series referred to in Sections 401, 402, 404, or 405, the respective obligations of the Company and the Trustee for the Securities of a particular series under Sections 303, 304, 305, 307, 309, 407, 408, 409, 410, and 508, Article Six, and Sections 701, 702, 1002, 1003, 1004 and 1006, shall survive with respect to Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Company and the Trustee for the Securities of a particular series with respect to that series under Sections 407, 408, 409, and 410 shall survive. Nothing contained in this Article Four shall abrogate any of the obligations or duties of the Trustee of any series of Securities under this Indenture.
     Notwithstanding the satisfaction of the conditions set forth in Sections 404 or 405 with respect to all the Securities of any series not payable in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311(c) to the extent that the Currency Determination Agent is unable to convert any Foreign Currency or currency unit in its possession pursuant to Sections 404 or 405 into the Dollar equivalent of such Foreign Currency or currency unit, as the case may be. If, after the deposits referred to in Sections 404 or 405 have been made, a Conversion Event occurs as contemplated in Section 311(c), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable. The Trustee shall return to the Company any non-converted funds or securities in its possession after such payments have been made.
          SECTION 407 Acknowledgment of Discharge by Trustee.
     Subject to Section 410, after (i) the conditions of Section 404 or 405 have been satisfied with respect to the Securities of a particular series, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee for the Securities of that series upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article Four.
          SECTION 408 Application of Trust Moneys.
     All money and Government Obligations deposited with the Trustee for the Securities of a particular series pursuant to Section 404 or 405 in respect of the Securities of that series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Securities of all sums due and to become due thereon for principal, and premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee for the Securities of a particular series against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 404 or 405 with respect to the Securities of that series or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities of that series.
          SECTION 409 Repayment to the Company; Unclaimed Money.
     The Trustee and any Paying Agent for a series of Securities shall promptly pay or return to the Company upon Company Order any cash or Government Obligations held by them at any time that are not required for the payment of principal of, and premium, if any, and interest, if any, on the Securities for that series for which cash or Government Obligations have been deposited pursuant to Section 404 or 405.
     Any money deposited with the Trustee or any Paying Agent for the Securities of any series, or then held by the Company, in trust for the payment of principal of, and premium, if any, and interest, if any, on any Security of any particular series and remaining unclaimed for two years after such principal and premium, if any, and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment shall give written notice to the Holder of such Security in the manner set forth in Section 106, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company, as the case may be.
          SECTION 410 Reinstatement.
     If the Trustee or Paying Agent for a series of Securities is unable to apply any cash or Government Obligations, as applicable, in accordance with Section 402, 403, 404 or 405 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor (in the case of Guaranteed Securities) under this

Indenture and the Securities of that series and any related Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 402, 403, 404 or 405 until such time as the Trustee or Paying Agent for that series is permitted to apply all such cash or Government Obligations in accordance with Section 402, 403, 404 or 405; provided, however, that if the Company has made any payment of principal of, and premium, if any, and interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or Government Obligations, as applicable, held by such Trustee or Paying Agent.
ARTICLE FIVE
REMEDIES
          SECTION 501 Events of Default.
     “Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 301 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any installment of interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of principal of, or premium, if any, on any Security of that series at its Maturity or default in the deposit of any sinking fund payment when and as due by the terms of any Security of that series; or
     (3) default in the performance of, or breach of, any covenant or warranty of the Company in respect of any Security of that series contained in this Indenture or in such Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) or in the applicable Board Resolution under which such series is issued as contemplated by Section 301 and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) the Company shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of it or for all or a substantial part of its property; or the Company shall make a general assignment for the benefit of creditors; or the Company shall take any corporate action in furtherance of any of the foregoing; or
     (5) an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against it or (B) shall continue unstayed and in effect for a period of 60 consecutive days; or

     (6) any other Event of Default provided in the Security or the Board Resolution with respect to Securities of that series.
          SECTION 502 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default with respect to any particular series of Securities occurs and is continuing (other than an Event of Default described in Section 501(4) or 501(5)), then and in every such case either the Trustee for the Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, in the case of (i) OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed Securities, the amount determined in accordance with the specified terms of those Securities) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.
     If any Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount (or, if the Securities of any series then outstanding are (i) OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed Securities, the amount determined in accordance with the specified terms of those Securities) and accrued interest on all Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.
     Notwithstanding anything herein to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 704 will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders of each series of Securities to receive additional interest on the Securities of that particular series equal to 0.25% per annum of the principal amount of the Securities of such series. If the Company so elects, such additional interest will be payable in the same manner and on the same dates as the stated Interest Payment Dates on the Securities of that particular series. The additional interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to, but not including, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived by Holders as provided in Section 513). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived by Holders as provided in Section 513 prior to such 120th day), such additional interest will cease to accrue and the Securities will be subject to acceleration as provided above. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the additional interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.
     In order to elect to pay the additional interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 704 in accordance with the immediately preceding paragraph, the Company must notify all Holders of each series of Securities, the Trustee for the Securities of such series and the Paying Agent for the Securities of such series of such election by delivering to the Trustee an Officers’ Certificate as provided below on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to deliver such Officers’ Certificate or pay the additional interest specified in the immediately preceding paragraph, the Securities will be subject to acceleration as provided above.
     If the Company elects to pay additional interest, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating that (i) the amount of such additional interest that is payable and (ii) the date on which such additional interest is payable. Unless and until a Responsible Officer of the Trustee receives such certificate, the Trustee may assume without inquiry that no additional interest is payable. If the Company has paid additional interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of any series as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with such Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c)):
     (A) all overdue interest, if any, on all Securities of that series;
     (B) the principal of, and premium, if any, on any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities), to the extent that the payment of such interest shall be legally enforceable;
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities); and
     (D) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607;
     and
     (2) all Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 513.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
          SECTION 503 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (1) default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or
     (2) default is made in the payment of principal of, or premium, if any, on any Security of any series at its Maturity;
the Company will, upon demand of the Trustee for the Securities of such series, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Securities (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee (including the compensation and reasonable expenses and disbursements of its agents and counsel) and all other amounts due to such Trustee under Section 607.

     If the Company fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company, the Guarantor (in the case of Guaranteed Securities) or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor (in the case of Guaranteed Securities) or any other obligor upon the Securities, wherever situated.
     If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          SECTION 504 Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company, the Guarantor (in the case of Guaranteed Securities) or any other obligor upon the Securities of any series, or the property of the Company, the Guarantor (in the case of Guaranteed Securities) or of such other obligor or their creditors, the Trustee for the Securities of such series irrespective of whether the principal (or, if the Securities of such series are (i) OID Securities or (ii) Indexed Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 502) on any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company or the Guarantor (in the case of Guaranteed Securities) for the payment of overdue principal or interest shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (i) to file and prove a claim for the whole amount of principal (or, if the Securities of such series are (i) OID Securities or (ii) Indexed Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 502), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee (including the compensation and reasonable expenses and disbursements of its agents and counsel) and all other amounts due to such Trustee under Section 607) and of the Holders of the Securities of such series allowed in such judicial proceeding;
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and
     (iii) unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy or other person performing similar functions;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee (including the compensation and reasonable expenses and disbursements of its agents and counsel), and any other amounts due such Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series, the Guarantees (in the case of Guaranteed Securities) or the rights of any Holder thereof, or to authorize the Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

          SECTION 505 Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee for the Securities of any series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.
          SECTION 506 Application of Money Collected.
     Any money collected by the Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: to the payment of all amounts due such Trustee under Section 607;
     SECOND: to the payment of the amounts then due and unpaid upon the Securities of such series for principal of, and premium, if any, and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and premium, if any, and interest, if any, respectively; and
     THIRD: the balance, if any, to the Company or as a court of competent jurisdiction may direct.
          SECTION 507 Limitation on Suits.
     No Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the Securities of such series of such default and the continuance thereof;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee for the Securities of such series to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to such Trustee indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to obtain or seek to obtain priority or preference over any other of such Holders of Securities of that series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
          SECTION 508 Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest, if any.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of principal of, and premium, if any, and (subject to Section 307) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
          SECTION 509 Restoration of Rights and Remedies.
     If the Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.
          SECTION 510 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 511 Delay or Omission Not Waiver.
     No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.
          SECTION 512 Control by Holders.
     The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Securities, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability; and
     (2) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

          SECTION 513 Waiver of Past Defaults.
     The Holders of more than 50% in principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:
     (1) a default in the payment of principal of, or premium, if any, or interest, if any, on any Security of that series; or
     (2) a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 514 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of principal of, or premium, if any, or interest, if any, on any Security of such series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
          SECTION 515 Judgment Currency.
     If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security, it shall become necessary to convert any amount in the currency or currency unit due hereunder or under such Security into any other currency or currency unit, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Company under this Section 515 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security so that in any event the Company’s obligations hereunder or under such Security will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE SIX
THE TRUSTEE
          SECTION 601 Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such,
          (1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and
          (2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee for Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
          (2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
          (3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series; and
          (4) no provision of this Indenture shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section.

          SECTION 602 Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 106, notice of such default known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of that series; and provided, further, that in the case of any default of the character specified in Section 501(3) with respect to Securities of that series no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.
          SECTION 603 Certain Rights of Trustee.
     Except as otherwise provided in Section 601:
     (a) the Trustee for any series of Security may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) such Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture. Notwithstanding the foregoing, the Trustee should be deemed to have knowledge of any default or Event of Default with respect to matters set forth in Sections 501(1) and 501(2);
     (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct;
     (j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder;
     (l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
     (m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
          SECTION 604 Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication thereof, shall be taken as the statements of the Company, and neither the Trustee for any series of Securities, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. Neither the Trustee for any series of Securities nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
          SECTION 605 May Hold Securities.
     The Trustee for any series of Securities, any Authenticating Agent, Paying Agent, Security Registrar or any other agent of the Company or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
          SECTION 606 Money Held in Trust.
     Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except as provided in Section 115 and except to the extent required by law. The Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          SECTION 607 Compensation and Reimbursement.
     The Company agrees:

     (1) to pay to the Trustee for any series of Securities from time to time such compensation in Dollars and reimburse the Trustee for the expenses, disbursements and advances agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of Securities in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the compensation and reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and
     (3) to indemnify such Trustee and its officers, directors, employees, representatives and agents, in any of its capacities hereunder and with respect to any particular series, in Dollars for, and to hold it harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is materially prejudiced by such failure. The Trustee may have separate counsel in defending any such claim and the Company shall pay the fees and reasonable expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     As security for the performance of the obligations of the Company under this Section the Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Trustee as such.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or (5), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.
     The Company’s obligations under this Section 607 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations pursuant to Article Four of this Indenture and/or the termination of this Indenture. The Trustee shall comply with the provisions of Section 313(b)(2) of the Trust Indenture Act to the extent applicable.
          SECTION 608 Disqualification; Conflicting Interests.
     The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.
          SECTION 609 Corporate Trustee Required; Different Trustees for Different Series; Eligibility.
     There shall at all times be a Trustee hereunder which shall be
     (i) a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or State authority, or

     (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control with the Company shall serve as Trustee for the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article. This Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act. The Trustee is subject to Section 310(b) of the Trust Indenture Act.
     A different Trustee may be appointed by the Company for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than The Bank of New York Mellon Trust Company, N.A., the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. No Trustee hereunder shall be liable for the acts or omissions of any other Trustee hereunder.
          SECTION 610 Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
          (b) The Trustee for the Securities of any series may resign at any time, with 60 days’ prior written notice, with respect to the Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee for the Securities of any series may be removed at any time, with 60 days’ prior written notice, with respect to the Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (d) If at any time:
     (1) the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

     (2) such Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove such Trustee or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.
          (e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 611. If, within 180 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.
          SECTION 611 Acceptance of Appointment by Successor.
          (a) Every such successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraphs (a) or (b) of this Section, as the case may be.
          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.
          SECTION 612 Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.
          SECTION 613 Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Debt Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
          SECTION 614 Authenticating Agents.
     From time to time the Trustee for the Securities of any series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include the Company or any Affiliate of the Company, with power to act on the Trustee’s behalf and subject to its discretion in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 304, 305 and 1107 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Trustee” for the Securities of such series. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
     Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 106. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to any Authenticating Agent for such series from time to time reasonable compensation for its services.
     If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:
     “This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory”
ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
          SECTION 701 Company to Furnish Trustee Names and Addresses of Holders.
     With respect to each particular series of Securities, the Company will furnish or cause to be furnished to the Trustee for the Securities of such series,
     (a) semiannually, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders of that series as of such dates,

     (b) on semi-annual dates on each year to be determined pursuant to Section 301 if the Securities of such series do not bear interest, a list of similar form and content, and
     (c) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting.
          SECTION 702 Preservation of Information; Communications to Holders.
          (a) The Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Trustee as provided in Section 701 and the names and addresses of Holders of the Securities of such series received by such Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 701 upon receipt of a new list relating to such series so furnished.
          (b) If three or more Holders of Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Trustee for the Securities of any such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either
     (i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 702(a), or
     (ii) inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
     If any such Trustee shall elect not to afford such applicants access to that information, such Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appear in the information preserved at the time by such Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
          (c) Every Holder of Securities of each series, by receiving and holding the same, agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
          SECTION 703 Reports by Trustee.
          (a) Within 60 days after May 15 of each year, the Trustee for the Securities of each series shall mail to each Holder of the Securities of such series entitled to receive reports pursuant to Section 704(3), a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Trustee for the Securities of each series shall also comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.
          (b) At the time that the Trustee for the Securities of each series mails such a report to the Holders of Securities of such series, each such Trustee shall file a copy of that report with the Commission and with each stock exchange on which the Securities of that series are listed. The Company shall promptly provide written notice to the appropriate Trustee when the Securities of any series are listed on any stock exchange and of any delisting thereof.
          SECTION 704 Reports by Company and Guarantor.
     The Guarantor will:
     (1) file with the Trustee for the Securities of such series, within 30 days after the Guarantor is required (taking into account any extension of due dates due to compliance with Rule 12b-25 or comparable provision under the Exchange Act) to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. In the event the Guarantor is at any time no longer subject to the reporting requirements of the Exchange Act for any reason, the Guarantor shall continue to prepare the financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would have been required to be included in its periodic reports had the Guarantor continued to have been subject to such reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the Commission and all such annual financial statements including a report thereon from the Guarantor’s certified independent public accountants) and post copies thereof to its website for public availability within the time periods that would have been applicable to filing such periodic reports with the Commission in the rules and regulations applicable to such reports if the Guarantor had been required to file those reports with the Commission; provided, however, that if the Guarantor is no longer subject to the periodic reporting requirements of the Exchange Act, the Guarantor will not be required to prepare and post Current Reports on Form 8-K and will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein). Notwithstanding anything in this Section 704, the Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act;
     (2) file with the Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit to the Holders of Securities of each series, within 30 days after the filing thereof with the Trustee for the Securities of such series (unless some other time shall be fixed by the Commission in respect of a Security listed and registered on a national securities exchange), in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to the provisions of paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER
          SECTION 801 Company and Guarantor May Consolidate, Etc., Only on Certain Terms.
     Neither the Company nor the Guarantor shall consolidate with or merge into any other corporation or convey or transfer their respective properties and assets substantially as an entirety to any Person unless:
     (1) the Successor Entity formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company or the Guarantor, as applicable, substantially as an entirety shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to each such Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, (including all additional amounts, if any, payable pursuant to Section 515) on all the Securities and the performance of every covenant of this Indenture and any Guarantee on the part of the Company or the Guarantor, as the case may be, to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities, shall have happened and be continuing;
     (3) the Company or the Guarantor, as the case may be, has delivered to the Trustee for each series of Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          SECTION 802 Successor Entity Substituted.
     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company or the Guarantor, as applicable, substantially as an entirety in accordance with Section 801, the Successor Entity formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor corporation had been named as the Company or the Guarantor, as the case may be, herein and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture, the Securities or the Guarantee, as the case may be, and, in the event of any such consolidation, merger, conveyance or transfer, the Company or the Guarantor, as the case may be, as the predecessor entity may thereupon or at any time thereafter be dissolved, wound up, or liquidated.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
          SECTION 901 Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders of Securities, the Company and the Guarantor (in the case of Guaranteed Securities), when authorized by a Board Resolution, and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:
     (1) to evidence the succession of a Successor Entity to the Company or (in the case of Guaranteed Securities) the Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Securities or the assumption by any such successor of the covenants of the Guarantor (in the case of Guaranteed Securities) herein and in the Guarantee; or
     (2) to add to the covenants of the Company or the Guarantor (in the case of Guaranteed Securities), for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company or the Guarantor, as applicable; or
     (3) to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); or
     (4) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
     (5) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than The Bank of New York Mellon Trust Company, N.A., as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or
     (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or
     (7) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; or
     (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 401; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or
     (9) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; or
     (10) to establish the form and terms of any series of Securities; or
     (11) to reflect the release of the Guarantor with respect to the Guarantee of any series of Securities in accordance with Article Thirteen and the provisions of the applicable Guarantee Agreement; or
     (12) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Securities of any series or to surrender any right or power herein conferred upon the Company or the Guarantor, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect.
          SECTION 902 Supplemental Indentures With Consent of Holders.
     The Company and the Guarantor (in the case of Guaranteed Securities), when authorized by a Board Resolution of the Company, and the Trustee for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Securities under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any (or, in the case of OID Securities, reduce the rate of accretion of original issue discount), or any premium payable upon the redemption thereof (except as contemplated by Section 801(1) and permitted by Section 901(1)) or reduce the amount of the principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or provable in bankruptcy, or, in the case of Indexed Securities, reduce the amount payable in accordance with the terms of those Securities upon a declaration of acceleration of the Maturity thereof, or provable in bankruptcy, pursuant to Section 502, or change the Place of Payment, or the currency or currency unit in which any Security or the principal or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); impair any right of Holders of Securities hereunder to purchase Securities at their option; reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Issuer (or the time when such redemption, repayment or purchase may be made) or adversely affect the right to convert or exchange any Security into other securities of the Company or another Person as may be provided pursuant to Section 301; or, in the case of Guaranteed Securities, release the Guarantor from any of its obligations under the Guarantee otherwise than in accordance with the terms of this Indenture and the provisions of the applicable Guarantee Agreement;
     (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (3) modify any of the provisions of this Section or Section 513 or 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 609, 611(b), 901(5) and 901(6).
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903 Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Securities shall receive, and (subject to Section 601) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee for any series of Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.
          SECTION 904 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 905 Conformity With Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
          SECTION 906 Reference in Securities to Supplemental Indentures.
     Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee for the Securities of such series and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series.
ARTICLE TEN
COVENANTS
          SECTION 1001 Payment of Principal, Premium, if any, and Interest, if any.
     The Company agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c)) principal of, and premium, if any, and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series and this Indenture. The interest, if any, due in respect of any temporary or permanent Global Security, only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.
          SECTION 1002 Maintenance of Office or Agency.
     So long as any Securities remain outstanding, the Company will maintain in each Place of Payment for that series an office or agency where Securities of that series may be presented or surrendered for payment, surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law), and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.
     If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.
          SECTION 1003 Money for Securities Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to any particular series of Securities, it will, on or before each due date of principal of, and premium, if any, or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c)) sufficient to pay the principal, premium, if any, and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for the Securities of such series of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any particular series of Securities, it will, on or before each due date of principal of, or premium, if any, or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee of its action or failure so to act.
     The Company will cause each Paying Agent for any particular series of Securities other than the Trustee for the Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and hold all sums held by it for the payment of principal of, or premium, if any, or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give such Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of, and premium, if any, and interest, if any, on Securities of that series; and
     (3) at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          SECTION 1004 Payment of Taxes and Other Claims.
     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.
          SECTION 1005 Statements as to Compliance.
     The Company will deliver to the Trustee for each series of Securities, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:
     (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision; and
     (2) to the best of his or her knowledge, based on such review, the Company is in compliance with all conditions and covenants under this Indenture.
     For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
          SECTION 1006 Corporate Existence.
     Subject to Article Eight, the Company and, so long as any Securities in respect of which Guarantees have been issued are Outstanding, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor the Guarantor shall be required to preserve any right or franchise if its respective board of directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders.
          SECTION 1007 Limitations on Liens.
          (a) Except as expressly provided in Subsection (b) of this Section 1007, the Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred, any mortgage, pledge, lien, security interest, charge or encumbrance (all of the foregoing being hereinafter referred to as “liens”) to secure any indebtedness for borrowed money (i) upon any shares of Capital Stock issued by any Subsidiary that owns any Principal Facility (as hereinafter defined) to the extent such shares are owned by the Company or one or more Subsidiaries, or (ii) upon any Principal Facility, in either case without making effective provision whereby all the Securities or, in respect of liens upon any Principal Facility owned or leased by the Guarantor, the Guarantees shall be directly secured equally and ratably with the indebtedness secured by such lien, so long as any such indebtedness shall be so secured; provided, however, that this Section 1007 shall not be applicable to the following:
     (1) in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the Code or any other laws or regulations in effect at the time of such issuance;
     (2) liens existing on the date hereof;

     (3) liens on property or shares of Capital Stock existing when acquired by the Company or any Subsidiary (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or
     (4) liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing clauses (1) through (3) or in this clause (4); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).
          (b) The Company and/or any Subsidiary may create, assume or incur, or suffer to be created, assumed or incurred, liens which would otherwise be prohibited by Subsection (a) of this Section 1007, provided that the indebtedness secured thereby, plus the aggregate value of the Sale and Leaseback Transactions permitted by the provisions of Subsection (b) of Section 1008, does not at the time exceed a percentage of Consolidated Net Tangible Assets specified for such series of Securities in accordance with Section 301.
          (c) The term “Principal Facility” shall mean any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production and located in the United States, owned or leased pursuant to a capital lease by the Company or any Subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization.
          (d) The Certificate of a Firm of Independent Public Accountants shall be conclusive evidence as to the amount, at the date specified in such Certificate, of the gross book value of any manufacturing, processing or production facility, Consolidated Capitalization, or Consolidated Net Tangible Assets, as the case may be.
          SECTION 1008 Sale and Leaseback Transactions.
          (a) Neither the Company nor any Subsidiary will sell or transfer a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of such property, except a lease for a temporary period of less than 3 years, including renewals, with the intent that the use by the Company or a Subsidiary will be discontinued on or before the expiration of such period (any transaction subject to the provisions of this Section 1008 being herein referred to as a “Sale and Leaseback Transaction”) unless the Company shall apply an amount equal to the value of the property so leased to the retirement (other than any mandatory retirement), within 180 days of the effective date of any such arrangement, of non-subordinated indebtedness for money borrowed by the Company which had a stated maturity of more than one year from the date of its creation.
          (b) The Company or a Subsidiary may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by Subsection (a) of this Section 1008, provided that the value thereof plus the aggregate indebtedness permitted to be secured under the provisions of paragraph (b) of Section 1007 does not at the time exceed a percentage of Consolidated Net Tangible Assets specified for such series of Securities in accordance with Section 301.
          (c) The term “value” shall, for the purpose of this Section 1008 and Section 1007(b), mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors, in each such case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

          (d) The Certificate of a Firm of Independent Public Accountants shall be conclusive evidence as to the amount, at the date specified in such Certificate, of the gross book value of any manufacturing, processing or production facility, Consolidated Capitalization or Consolidated Net Tangible Assets, as the case may be.
          SECTION 1009 Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1008, inclusive, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities entitled to the benefits thereof shall, in each case, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
          SECTION 1101 Applicability of This Article.
     Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.
          SECTION 1102 Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Securities of any particular series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Securities of such series) notify such Trustee by Company Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for Securities of such series with an Officers’ Certificate evidencing compliance with such restriction.
          SECTION 1103 Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee for the Securities of such series, from the Outstanding Securities of that series not previously called for redemption, by such method as such Trustee shall deem fair and appropriate (or otherwise in accordance with the procedures of the Depositary) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series, or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 302 in the currency or currency unit in which the Securities of such series are denominated.
     The Trustee for the Securities of any series to be redeemed shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
          SECTION 1104 Notice of Redemption.
     Notice of redemption shall be given in the manner provided in Section 106 not later than the thirtieth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed, including the “CUSIP” or “ISIN” number of such Securities,
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any (or in the case of OID Securities, original issue discount), shall cease to accrue on and after said date,
     (5) the place or places where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price, and
     (6) that the redemption is for a sinking fund, if such is the case.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request and provisions of such notice information to the Trustee at least 5 days prior to the notice of redemption being mailed, by the Trustee for such Securities in the name and at the expense of the Company.
          SECTION 1105 Deposit of Redemption Price.
     On or before 10:00 a.m., New York City time, any Redemption Date, the Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c) sufficient to pay the principal of, and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.
          SECTION 1106 Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 301 for the Securities of such series and except as provided in Section 311(c)) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that unless otherwise specified as contemplated by Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of (i) OID Securities, the Security’s Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities).
          SECTION 1107 Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE TWELVE
SINKING FUNDS
          SECTION 1201 Applicability of This Article.
     Redemption of Securities through operation of a sinking fund as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.
          SECTION 1202 Satisfaction of Sinking Fund Payments With Securities.
     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee for such Securities at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.
          SECTION 1203 Redemption of Securities for Sinking Fund.
     Not less than 60 days prior to each sinking fund payment date for any particular series of Securities, the Company will deliver to the Trustee for the Securities of such series an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 301 for the Securities of that series and except as provided in Section 311(c)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Trustee any Securities to be so delivered.

Such Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.
ARTICLE THIRTEEN
GUARANTEES OF SECURITIES
          SECTION 1301 Guarantee.
     Notwithstanding any provision of this Indenture to the contrary, the provisions of this Article Thirteen shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated pursuant to Section 301 as entitled to the benefits of the Guarantee of the Guarantor. If specified pursuant to Section 301, the payment of principal of, and premium, if any, and interest, if any, on the Securities of that series is to be guaranteed (“Guarantee”) by the Guarantor, the Guarantor shall execute and deliver a guarantee agreement substantially in the form attached hereto as Exhibit B (the “Guarantee Agreement”), the terms and conditions of which are incorporated in this Article Thirteen by reference and made a part hereof.
     An Event of Default under the Securities of that series shall constitute an event of default under this Indenture and the Guarantee Agreement, and shall entitle the Holders of such Securities or the Trustee (acting at the written direction of the Holders) to accelerate the obligations of the Guarantor under this Indenture and the Guarantee Agreement in the same manner and to the same extent as the obligations of the Company under the Indenture.
     The Guarantee shall be a guarantee of payment and not of collection.
     The Guarantor hereby agrees to pay, in addition to the amount stated above, any and all costs and expenses (including the reasonable compensation, expenses and disbursements of its agents and counsel) incurred by the Trustee under this Indenture or by any Holder in enforcing any rights under this Section 1301.
          SECTION 1302 Execution and Delivery of Indenture and Guarantee Agreement.
     To further evidence the Guarantee set forth in Section 1301, the Guarantor hereby agrees that a Guarantee Agreement shall be executed by either manual or facsimile signature of a duly authorized officer of the Guarantor. The validity and enforceability of any Guarantee shall not be affected by the failure by the Guarantor to execute and deliver the Guarantee Agreement or the fact that the Guarantee Agreement is not affixed to any particular Security entitled to the benefits of the Guarantee.
     If the duly authorized officer of the Guarantor whose signature is on this Indenture or the Guarantee Agreement no longer holds that office at the time the Trustee authenticates the Securities entitled to the benefits of the Guarantee or at any time thereafter, the Guarantee of such Security pursuant to this Indenture shall be valid nevertheless.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
*     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

LORILLARD TOBACCO COMPANY, as Issuer
By:
Name:
Title:

LORILLARD, INC., as Guarantor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

EXHIBIT A
FORM OF NOTE
     [IF THE NOTES WERE ISSUED WITH MORE THAN DE MINIMUS ORIGINAL ISSUE DISCOUNT, THE FOLLOWING LEGEND SHOULD BE ADDED:
     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT.” BEGINNING TEN DAYS AFTER THE ISSUE DATE, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF ANY INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, AND AMOUNT OF ORIGINAL ISSUE DISCOUNT, UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO THE ISSUER, LORILLARD TOBACCO COMPANY, 714 GREEN VALLEY ROAD, GREENSBORO, NORTH CAROLINA 27408, ATTENTION: [GENERAL COUNSEL OR CFO]]
REGISTERED
No.

LORILLARD TOBACCO COMPANY

% NOTES DUE	PRINCIPAL AMOUNT
$
CUSIP NO.
ISIN NO.
     [IF A GLOBAL NOTE, INSERT: THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     LORILLARD TOBACCO COMPANY, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, the principal sum of [DOLLARS] [FOREIGN CURRENCY OR CURRENCY UNIT] on                      [IF THE NOTE IS TO BEAR INTEREST PRIOR TO MATURITY, AND INTEREST PAYMENTS ARE NOT EXTENDABLE, INSERT—], and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [INSERT — SEMI-ANNUALLY, QUARTERLY, MONTHLY OR OTHER DESCRIPTION OF THE RELEVANT PAYMENT PERIOD] on                      and                      in each year, commencing                      , at the rate of ___% per annum until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT — provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.]

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     [IF THE NOTE IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT — The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Note shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium which is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue principal shall be payable on demand.]
     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of [THE UNITED STATES OF AMERICA] [INSERT OTHER CURRENCY, IF APPLICABLE] or in such Foreign Currency as applicable, as at the time of payment is legal tender for payment of public and private debts; [IF APPLICABLE, INSERT — provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the person entitled thereto.] [IF A GLOBAL NOTE, INSERT — All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.]
     Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, LORILLARD TOBACCO COMPANY has caused this instrument to be duly executed.

Dated:	LORILLARD TOBACCO COMPANY

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

Dated:

(Reverse of Note)
LORILLARD TOBACCO COMPANY
     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $                     (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture, dated as of [      ], 2009, among the Company, Lorillard, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as ___% Notes due                      (the “Notes”).
     [The Notes have the benefit of the unconditional guarantee by the Guarantor to pay the principal of, and premium, if any, and interest, if any, on the Notes, according to the terms of and as more fully described in the Indenture and the related Guarantee Agreement executed by the Guarantor on the date hereof.]
     [The Notes are subject to redemption as a whole or in part at any time on or after                     , at the option of the Company, on not less than 30 nor more than 60 days’ prior notice given as provided in the Indenture, at the redemption price of 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.
     In the event of the redemption of this Note in part only, a new Note or Notes in the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]
     The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.
     If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes then Outstanding may declare the entire principal amount of the Notes due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest then Outstanding shall ipso facto become and be immediately due and payable in the manner with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.
     Notwithstanding anything in the immediately preceding paragraph to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation to provide certain reports and information as set forth in Section 704 of the Indenture will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive additional interest on the Notes equal to 0.25% per annum of the principal amount of the Notes. If the Company so elects, such additional interest will be payable in the same manner and on the same dates as the stated Interest Payment Dates on the Notes. The additional interest will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but not including, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived by Holders as provided in Section 513 of the Indenture). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived by Holders as provided in Section 513 of the Indenture prior to such 120th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided in the paragraph above. In the event the Company does not elect to pay the additional interest upon such Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in paragraph above.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company [and the Guarantor] with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form only in denominations of $2,000 and integral multiples of $1,000 thereof or the equivalent amount thereof in the case of Notes denominated in a Foreign Currency or currency unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.
     Certain of the Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.
     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
     Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

Attorney to transfer the said Note on the books of Lorillard Tobacco Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

A-1

EXHIBIT B
FORM OF GUARANTEE AGREEMENT
     GUARANTEE, dated as of [     ], 2009 (as amended from time to time, this “Guarantee”), made by Lorillard, Inc., a Delaware corporation (the “Guarantor”), in favor of The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) for the registered holders (the “Holders”) of the Notes due [     ], 2009 (collectively, the “Debt Securities”) of Lorillard Tobacco Company, a Delaware corporation (the “Issuer”).
WITNESSETH:
SECTION 1. Guarantee. (a) The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debt Securities (the “Obligations”), according to the terms of the Debt Securities and as more fully described in the Indenture (as amended, modified or otherwise supplemented from time to time, the “Indenture”), dated as of [ ], 2009 among the Issuer, the Guarantor and the Trustee, and any other amounts payable by the Guarantor under the Indenture.
     (b) It is the intention of the Guarantor that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the amount guaranteed by the Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
     SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Debt Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:
     (i) any lack of validity, enforceability or genuineness of any provision of the Indenture, the Debt Securities or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;
     (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations; or
     (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor.
     SECTION 3. Ranking. The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all existing and future senior indebtedness of the Guarantor and (b) senior in right of payment to all existing and future subordinated indebtedness of the Guarantor.
     SECTION 4. Waiver; Subrogation. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee and any requirement that the Trustee, or the Holders of any Debt Securities protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral.

B-1

     (b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guarantee or the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, or the Holders of any Debt Securities against the Issuer or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Obligations and all other amounts payable under this Guarantee, such amount shall be held in trust for the benefit of the Trustee and the Holders of any Debt Securities and shall forthwith be paid to the Trustee, to be credited and applied to the Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Indenture and this Guarantee, or be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Guarantee and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.
     SECTION 5. No Waiver; Remedies. No failure on the part of the Trustee or any Holder of the Debt Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 6. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the earliest to occur of (i) the date, if any, on which the Guarantor shall consolidate with or merge into the Issuer or any successor thereto, (ii) the date, if any, on which the Issuer or any successor thereto shall consolidate with or merge into the Guarantor, (iii) payment in full of the Obligations, and (iv) the rating of the Issuer’s long term senior unsecured debt by Standard & Poor’s of A or higher, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by any Holder of Debt Securities, the Trustee, and by their respective successors, transferees, and assigns.
     SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder of the Debt Securities or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.
     SECTION 8. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any Holder of the Debt Securities; provided, however, that if such amendment adversely affects (a) the rights of the Trustee or (b) any Holder of the Debt Securities, the prior written consent of the Trustee (in the case of (b), acting at the written direction of the Holders of more than 50% in aggregate principal amount of Debt Securities) shall be required.
     SECTION 9. Governing Law. This Guarantee shall be governed by, and construed in accordance with the laws of the State of New York.

B-2

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LORILLARD, INC.
By:
Name:
Title:

B-3